Exhibit 10(ii)

AMENDMENT NUMBER FIVE TO

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, The Northern Trust Company (the “Company”) maintains The Northern Trust Company Thrift-Incentive Plan, As Amended and Restated Effective January 1, 2005, (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Section 11.1 of the Plan, the Plan is hereby amended effective as of the date this Amendment is executed to add the following as a new last sentence of section 6.1 of the Plan:

“If the Company has engaged such a provider or providers to provide investment advice and/or investment management services directly to some or all Members, and if a Member elects to use the investment advice and/or investment management services provided by any such provider, the fees and expenses charged by such provider for those services shall be paid from the Member’s Account pursuant to administrative procedures established for that purpose.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 29th of May, 2007 effective such 29th day of May, 2007.

THE NORTHERN TRUST COMPANY

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and
Human Resources Department Head